AMENDMENT NO. 10 TO
                     LOAN AND SECURITY AGREEMENT AND WAIVER


         This Amendment No. 10 to Loan and Security Agreement and Waiver (this "Amendment") is entered into as of this 24th day of September, 1997, by and between FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), and GENERAL TEXTILES, a California corporation ("Borrower").

                              W I T N E S S E T H :

         WHEREAS, Borrower and Greyhound Financial Capital Corporation, an Oregon corporation, predecessor by merger and name change to Lender, entered into a Loan and Security Agreement dated as of October 14, 1993, as amended by
(i) an Amendment No. 1 to Loan and Security Agreement dated as of July 11, 1994,
(ii) an Amendment No. 2 to Loan and Security Agreement dated as of March 31, 1995, (iii) an Amendment No. 3 to Loan and Security Agreement dated as of July 27, 1995, (iv) an Amendment No. 4 to Loan and Security Agreement dated as of November 10, 1995, (v) an Amendment No. 5 to Loan and Security Agreement dated as of April 18, 1996, (vi) an Amendment No. 6 to Loan and Security Agreement dated as of July 10, 1996, (vii) an Amendment No. 7 to Loan and Security Agreement dated as of December 31, 1996, (viii) a Letter Agreement dated January 10, 1997 with respect to the establishment of certain letters of credit (ix) an Amendment No. 8 to Loan and Security Agreement and Waiver dated April 23, 1997 and (x) an Amendment No. 9 to Loan and Security Agreement dated as of May 30, 1997 (as so amended, the "Loan Agreement"), that evidences a loan from Lender to Borrower; and

         WHEREAS, Borrower has asked Lender to modify the Loan Agreement in accordance with the terms of, and subject to the conditions contained in, this Amendment and Lender is willing so to amend the Loan Agreement, upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of these recitals, the covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

         1. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used herein which are defined in the Loan Agreement have the same meaning as set forth in the Loan Agreement.

         2. Loan Agreement. The Loan Agreement is amended as follows:

                  2.1. Section 1(A) is hereby amended by adding or substituting, as the case may be, the following definitions:

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

     "'Advance Rate' means (i) during the period commencing October 1, 1997 through and including October 31, 1997, an amount equal to seventy-five percent (75.0%); (ii) during the period commencing November 1, 1997 through and including December 15, 1997, an amount equal to seventy percent (70.0%); and
(iii) at all other times, an amount equal to sixty-five percent (65.0%)."

      "'Mowbray Debt' means the settlement obligation of Borrower to William Mowbray in the amount of $1,750,000."

      "'Temporary Availability' has the meaning given to it in paragraph
2(B)(i)."

      "'Tenth Amendment' means that certain Amendment No. 10 to Loan and Security Agreement between Lender and Borrower dated as of September 24, 1997."

      "'Tenth Amendment Effective Date' means September 24, 1997, the date upon which the Tenth Amendment became effective pursuant to the terms and upon the conditions thereof."


2.2. Paragraph 2(B) is hereby amended in its entirety to read as follows:

       "2(B) Loans. Advances of the Total Facility shall be comprised of the following:

           (i)  Inventory  Loans.  A revolving  line of credit   consisting  of
           loans against Borrower's Eligible Inventory ('Inventory Loans') in an aggregate outstanding principal amount not to exceed the lesser of:

                (a)  the  sum  of  (1)  the   amount obtained when the
            Advance Rate is multiplied by the value of Borrower's Eligible Inventory, calculated at the lower of cost or market and determined on a first-in, first-out basis (and after reserving for Inventory shrinkage in amounts determined by Lender from time to time in its sole discretion) minus (2) the aggregate face amount of al outstanding Letters of Credit; or

                 (b) Thirty-Five Million Dollars ($35,000,000) minus the sum of the aggregate outstanding  balances of (A) the Capex Note,
            (B) the Term Note and (C) the Additional Term Note.

Notwithstanding the foregoing, Availability attributable to that portion of the Advance Rate exceeding the amount of sixty-five percent (65.0%) (such

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

excess being herein the 'Temporary Availability') shall not exceed (x) during the period commencing October 1, 1997 through and including October 31, 1997, an amount equal to THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000), and (y) during the period commencing November 1, 1997 through and including December 15, 1997, an amount equal to ONE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($1,750,000).

              (ii) Capital Expenditure Line. The Capital Expenditure Line in such amounts and on such terms as are set forth in the Second Amendment and in the Capex Note.

              (iii) Term Loan. The Term Loan on such terms as are set forth in the Fifth Amendment and in the Term Note.

              (iv) Additional Term Loan. The Additional Term Loan on such terms as are set forth in the Sixth Amendment and in the Additional Term Note."

      2.3. For all purposes of the Loan Agreement as amended by the Tenth Amendment, the value of Borrower's Eligible Inventory shall be calculated at the lower of cost or market and determined on a first-in, first-out basis (and after reserving for Inventory shrinkage in amounts determined by Lender from time to time in its sole discretion).

      2.4. Paragraph 3(A) is hereby amended in its entirety to read as follows:

            "3(A) Interest. Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account at a per annum rate of three-quarters of one percent (0.750%) in excess of the rate of interest announced publicly by Citibank, N.A., from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate (the "Base Rate"); provided, however, that the outstanding and unpaid principal balance of each of the Capex Note, the Term Note and the Additional Term Note shall accrue interest at the per annum rate respectively provided therein; provided further, however, that the outstanding and unpaid principal balance of any and all loans initially advanced against Temporary Availability shall accrue interest at the per annum rate of three percent (3.0%) in excess of the Base Rate. The interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change, provided, that a cumulative change of less than one-fourth of one percent (0.25%) shall not be considered. Interest charges and all other fees and charges herein shall be computed on the basis of a

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

      year of 360 days and actual days elapsed and will be payable to Lender in arrears on the first day of each month hereafter at its address set forth in Exhibit B of the Original Agreement."

      2.5. Borrower acknowledges and agrees that Lender has no obligation to fund any advance of Term Loan D. Accordingly, each and every reference to each of "Term Loan D" and "Term Note D" shall be deemed deleted and of no further effect.

      2.6. Paragraph 14(N) is hereby amended in its entirety to read as follows:

           "(N) Current Ratio. As of the end of each fiscal month of Borrower, through and including September 30, 1997, and as of the end of each quarter thereafter, beginning with the quarter ending October 31, 1997, maintain a ratio of Current Assets to Current Liabilities of not less than
      1.2 to 1.0."

      2.7. Paragraph 14(P) is hereby amended in its entirety to read as follows:

           "(P) Debt to Net Worth. As of the end of each fiscal month of Borrower, commencing with the month ending October 31, 1997, maintain a ratio of Indebtedness to Net Worth of not greater than 1.70 to 1.0. For the purposes hereof, Net Worth shall not include the Guilford Subordinated Debt, the New Subordinated Debt, the New Subordinated Notes, the Junior Subordinated Reorganization Notes, the Subordinated Reorganization Notes, the Mowbray Debt or any indebtedness of Borrower incurred under or in connection with real estate leases; further, Net Worth shall be increased by, and Indebtedness shall be decreased by, the unpaid and outstanding principal balance of the 6.35MM Debt at the end of the period to be tested."

      2.8. Paragraph 15(I) is hereby amended in its entirety to read as follows:

           "15(I) Capital Expenditures. Make or incur any Capital Expenditure except to the extent set forth in this paragraph. Borrower shall be permitted to make or incur Capital Expenditures during each fiscal year of Borrower in an aggregate amount not in excess of the sum of Six Million Five Hundred Thousand Dollars ($6,500,000); provided that all Capital Expenditures are made from (A) the proceeds of capital contributions made by Guarantor to Borrower, (B) the proceeds of Permitted Guarantor Indebtedness or(C) the proceeds of Permitted Equipment Indebtedness or
      (D) working capital representing the proceeds of an advance of the Inventory Loans; provided further, that before the aggregate amount of Capital Expenditures incurred by Borrower and by Factory 2-U during any fiscal year of Borrower exceeds the amount of Three Million Dollars ($3,000,000), Borrower shall establish Availability of not less than Seven Hundred Thousand Dollars ($700,000) and shall maintain such Availability for remaining portion of such fiscal year. The Availability required to be maintained by Borrower pursuant to this paragraph shall be in addition to

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

      any required Availability which Borrower must establish and maintain pursuant to other provisions of the Loan Documents. The foregoing covenant shall be tested monthly."

      2.9. Paragraph 22 of the Addendum to the Loan Agreement, entitled "Debt Service Coverage Ratio", shall be amended to provide that, commencing with the quarter ending October 31, 1997, each of Senior Contractual Debt Service and Total Contractual Debt Service covenant compliance shall be tested quarterly, on a cumulative quarter-to-date rolling basis up to twelve (12) months. Paragraph 22 of the Addendum to the Loan Agreement shall be further amended to provide that so long as any of the Obligations remain outstanding and the Loan Agreement is in effect, Borrower shall maintain a ratio of Operating Cash Flow to Senior Contractual Debt Service of not less than 1.6 to 1.0. Paragraph 22 of the Addendum to the Loan Agreement shall be further amended to provide that so long as any of the Obligations remain outstanding and the Loan Agreement is in effect, Borrower shall maintain a ratio of Operating Cash Flow to Total Contractual Debt Service of not less than 1.4 to 1.0.

      2.10. All references to the "Loan Documents" shall be deemed to refer to any such Loan Documents as the same may be amended as of the Tenth Amendment Effective Date, or as the same may subsequently be modified, amended, renewed or restated.

      3. Waivers. Provided that the conditions precedent described in Section 6 hereof are met to the satisfaction of Lender, and subject to the terms of this Amendment, Lender hereby waives Borrower's non-compliance with (i) the covenant with respect to Borrower's ratio of Current Assets to Current Liabilities, described in Section 14(N) of the Loan Agreement, through Borrower's fiscal month ending September 30, 1997, (ii) the covenant with respect to Borrower's ratio of Indebtedness to Net Worth, described in Section 14(P) of the Loan Agreement, through Borrower's fiscal month ending September 30, 1997, (iii) the covenant with respect to Borrower's ratio of Operating Cash Flow to Senior Contractual Debt Service, described in Paragraph 22 to the Addendum to the Loan Agreement, through Borrower's fiscal month ending September 30, 1997, and (iv) the covenant with respect to Borrower's ratio of Operating Cash Flow to Total Contractual Debt Service, described in Paragraph 22 to the Addendum to the Loan Agreement, through Borrower's fiscal month ending September 30, 1997. The waivers set forth in this Section 3 shall be effective only in this specific instance and for the specific purpose for which given, and Lender's granting of such waivers shall not entitle Borrower to any further or other waiver in any similar or other circumstances.

         4. Fees. In consideration of Lender's agreement to enter into this Amendment and to the modification to the Loan Documents and the waivers by Lender described herein, Borrower agrees to pay on or before the Tenth Amendment Effective Date the amount of FIFTY THOUSAND DOLLARS ($50,000). Borrower and Lender acknowledge that Lender may withhold the Fee from the proceeds of the Total Facility, to the extent the Fee is not paid prior to disbursement thereof.

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

         5. Subordination Agreement. Borrower is a party to that certain Standstill and Subordination Agreement dated November 10, 1995, Factory 2-U and Lender (the "GT Subordination Agreement"). Borrower hereby acknowledges that the GT Subordination Agreement shall remain in full force and effect notwithstanding the making of Amendment No. 7 to the Factory 2-U Loan Agreement and notwithstanding the making of any previous amendments thereto. Borrower restates and confirms each of Borrower's representations and warranties set forth the GT Subordination Agreement as if made on the date hereof.

         6. Conditions Precedent.  This Amendment,  and the waivers described in
Section 3 above, will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to Lender prior to September 24, 1997:

                  (a) Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, executed and otherwise satisfactory to Lender:

                  (i)    This Amendment;

                  (ii)   Consent of Guarantor in the form attached hereto;

                  (iii)  Such   acknowledgments,   reaffirmations   and
                  consents of third parties as Lender shall deem necessary;

                  (iv) A corporate resolution of Borrower approving the transactions contemplated hereby to which it is a party;

                  (v) A corporate resolution of Guarantor approving the transactions contemplated hereby to which it is a party;

                  (vi) Such other items as Lender may require or deem necessary.

                  (b) Lender and Factory 2-U shall have executed an Amendment No. 7 to the Factory 2-U Loan Agreement and each condition to the effectiveness thereof shall have been satisfied other than the execution of this Amendment.

                  (c) There shall not then exist an Event of Default or any act or event which with notice, passage of time, or both would constitute an Event of Default.

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

                  (d) All the representations and warranties of the Loan Parties in the Loan Documents shall be true and correct, in all material respects, before and after giving effect to the making of this Amendment.

                  (e) Borrower shall have paid all closing costs, recording fees and taxes, appraisal fees and expenses, travel expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation of, closing of and disbursement of the advances pursuant to this Amendment, which costs, fees and expenses may be payable from the first advance made pursuant to this Amendment.

                  (f)      Borrower shall have paid the Fee.

         7. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay such indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement or any of the other Loan Documents, with or without notice or lapse of time.

         8. Validity of Documents. Borrower hereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent valid, enforceable and collectable obligations of Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement or any of the other Loan Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

         9. Reaffirmation of Warranties. Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower as set forth in each of the Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof. Borrower represents and warrants to Lender that with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

         10. Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement, and of each of the other Loan Documents shall continue in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. In the event of any conflict between the terms and conditions of this Amendment and any of the other Loan Documents, the provisions of this Amendment shall control. Without limiting the generality of the foregoing, Borrower reaffirms its obligation to deliver to Lender Landlord's Consents with respect to all of Borrower's facilities in which Collateral is or is intended to be kept or maintained and further acknowledges that Lender has not waived its right to require the delivery of such Landlord's Consents.

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

         11. Other Writings. Lender and Borrower will execute such other writings as may be necessary to confirm or carry out the intentions of Lender and Borrower evidenced by this Amendment.

         12. Benefit of the Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower shall not have any right to assign its rights under this Amendment or any of the Loan Documents or any interest therein without the prior written consent of Lender.

         13. Choice of Law. The Loan Documents and this Amendment shall be performed and construed in accordance with the laws of the State of Arizona.

         14. Entire Agreement. Except as modified by this Amendment, the Loan Documents remain in full force and effect. The Loan Documents as modified by this Amendment embody the entire agreement and understanding between Borrower and Lender, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

         15. Counterparts; Telecopy Execution. This Amendment may be executed in any number of separate counterparts, all of which when taken together shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

                            [SIGNATURE PAGE FOLLOWS]
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


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.


                            FINOVA CAPITAL CORPORATION, a Delaware
                            corporation, successor-by-merger to Greyhound Financial Capital Corporation, an Oregon corporation

                            By:   /s/ Pete Martinez
                                  Name:  Pete Martinez
                                  Title: Vice President


                            GENERAL TEXTILES, a California corporation

                            By:   /s/ Jonathan W. Spatz
                                  Name:  Jonathan W. Spatz
                                  Title: Executive Vice President

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

                              CONSENT OF GUARANTOR

                  The undersigned ("Guarantor") hereby executes this Consent for the purpose of (i) evidencing Guarantor's consent to the execution and performance of the foregoing Amendment No. 10 to Loan and Security Agreement and Waiver (the "Tenth Amendment") by Lender and Borrower, (ii) reaffirming the terms of the Guaranty Agreement executed by Guarantor, (iii) evidencing Guarantor's agreement that the Borrower's Obligations as set forth in the Guaranty Agreement shall, for all purposes, include the Loan Documents, as amended by the Tenth Amendment, and shall further include all additional amounts which may be funded or advanced to Borrower pursuant to the Loan Agreement described above as amended by the Tenth Amendment, and (iv) ratifying and affirming all terms and provisions of the Guaranty Agreement. Except to the extent otherwise indicated, terms used herein with initial capital letters shall have the meanings set forth in the Loan Agreement, as amended by the Tenth Amendment.

                  Guarantor agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

                  IN WITNESS WHEREOF, the undersigned has hereunto executed this Consent as of this 24th day of September, 1997.

                           FAMILY BARGAIN CORPORATION,
                           a Delaware corporation


                           By: /s/ Jonathan W. Spatz
                               Name:  Jonathan W. Spatz
                               Title: Executive Vice President

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